Exhibit 5.1

June 23, 2020

Avinger, Inc.

400 Chesapeake Drive

Redwood City, CA 94063

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Avinger, Inc. a Delaware corporation (the “Company”), in connection with (i) a Registration Statement on Form S-1 (the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of up to $5,175,000 of shares of common stock, par value $0.001 per share, of the Company (including shares subject to the underwriter‘s over-allotment option) and (ii) a second registration statement on Form S-1 (the “Rule 462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”) filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act relating to the offer and sale by the Company of up to $1,035,000 of shares of common stock, par value $0.001 per share, of the Company (including shares subject to the underwriter’s over-allotment option) (the “Shares”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered against payment of the consideration therefor specified in the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the 462(b) Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Dorsey & Whitney LLP

NST/DFM